Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The following certification is being furnished solely to accompany the Annual Report on Form 10-K of Claros Mortgage Trust, Inc. for the year ended December 31, 2023, pursuant to 18 U.S.C. § 1350 and in accordance with SEC Release No. 33-8238. This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing of Claros Mortgage Trust, Inc. under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Certification of Principal Executive Officer

I, Richard J. Mack, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Claros Mortgage Trust, Inc. for the year ended December 31, 2023, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Claros Mortgage Trust, Inc.

Date: February 20, 2024	/s/ Richard J. Mack
Richard J. Mack Chief Executive Officer and Chairman (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Claros Mortgage Trust, Inc. and will be retained by Claros Mortgage Trust, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.